EXHIBIT 10.2

                               SJW CORP.
                          ANNUAL RETAINER FEE
                       DEFERRAL ELECTION PROGRAM

                AS AMENDED AND RESTATED JANUARY 30, 2006


I.   PURPOSE OF RESTATEMENT.

     This Amended and Restated Annual Retainer Fee Deferral Program (the "Program") shall become effective upon adoption by the Executive Compensation Committee of the Board of Directors SJW Corp. (the "Corporation") at the January 30, 2006 meeting.

     The objectives of the Program as so restated are to (i) continue to promote the long-term success of the Corporation by linking incentive opportunities for non-employee members of the Board to the performance of the Corporation and (ii) expand the elements of compensation which such Board members may elect to defer under the Program to include retainer fees for service on any Board committee and fees for attendance at Board and Board committee meetings.

     In connection with such restated objectives, the Program is hereby renamed the SJW Corp. Deferral Election Program for Non-Employee Board Members.

II.  ELIGIBILITY.

     All non-employee members of the Corporation's Board of Directors are eligible to participate in the Program.

III. DEFERRAL AWARDS.

     A. Term of Program. The Program as hereby restated shall become effective with the fees to be earned for the 2007 calendar year. Accordingly, the following fees payable for the 2007 calendar may be deferred under the Program: (i) the annual retainer fee for service as a non-employee member of the Board of Directors of the Corporation or any affiliated entity, (ii) the annual retainer fee for service as a non-employee member of any committee of such Board of Directors, (iii) the attendance fee for each meeting of such Board of Directors which is scheduled for such calendar year prior to the start of that calendar year and (iv) the attendance fee for each meeting of each Board committee on which the non-employee member serves which is scheduled for such calendar year prior to the start of that calendar year. Such retainer and scheduled meeting fees for each calendar year for which the restated Program continues in effect shall hereinafter be collectively referred to as the "Annual Service Fees." The restated Program will also allow deferral elections to be made for the Annual Year Service Fees to be earned in each subsequent calendar year, unless otherwise specified by the Executive Compensation Committee of the Corporation's Board of Directors. Fees for Board or Board committee meeting which occur during a particular calendar year but which were not scheduled prior to the start of that calendar year cannot be deferred under the Program.

     B. Deferral Procedure. Each non-employee member of the Corporation's Board of Directors ("Participant") may elect to defer the following percentages of the Annual Services Fees for any calendar year by completing and filing with the Corporation a Deferral Election Form for that calendar year:

          - either fifty percent (50%) or one hundred percent (100%) of the portion of the Annual Service Fees attributable to the retainer fees for service on the Board or any Board committee, and

          - one hundred percent (100%) of the portion of the Annual Service Fees attributable to Board and Board committee meeting fees.

     C. Such election must be filed on or before December 31 of the calendar year preceding the particular calendar year for which the Annual Service Fees subject to that election are to be earned. Each such election shall become irrevocable on that December 31 filing deadline and cannot be modified for any reason thereafter.

     D. Form of Deferral. The Annual Service Fees that are deferred for any calendar year will be converted into a deferred stock award, subject to the terms of this Program. The deferred stock award attributable to the deferred Annual Service Fees for any calendar year shall be made on the first business day of that calendar year. The number of shares constituting each Participant's deferred stock award for each calendar year will be determined by dividing (i) the amount of the Annual Service Fees deferred for that year by (ii) the Fair Market Value of one share of the Corporation's Common Stock on the business day immediately prior to grant date of the award.

     E. Vesting. The deferred stock award will vest in accordance with the following provisions:

          - the portion of the deferred stock award attributable to the annual retainer fee for service as a non-employee member of the Board of Directors will vest in twelve (12) equal monthly installments upon the Participant's completion of each month of such Board service during the calendar year to which that award relates;

         - the portion of the deferred stock award attributable to the annual retainer fee for service as a non-employee member of any Board committee will vest in twelve (12) equal monthly installments upon the Participant's completion of each month of such committee service during the calendar year to which that award relates; and

         - the portion of the deferred stock award attributable to meetings of the Board of Directors or committees of the Board will vest in twelve (12) equal monthly installments upon the Participant's completion of each month of Board service during the calendar year to which those meeting fees relate.

     F. Deferred Stock Account. The Deferred Stock Award for each calendar year will be credited to a "Deferred Stock Account" established for such Participant. The right to receive the shares of Common Stock credited to such Account shall be an unfunded and unsecured right of a general creditor.

IV.  DIVIDEND RIGHTS.

     A. Dividend Rights Attributable to Restricted Stock Award. Each time a dividend is paid on the outstanding Common Stock after the deferred stock award is made, the Participant's Deferred Stock Account shall be credited with a dollar amount equal to the dividend paid per share multiplied by the number of shares previously credited to that Account and not distributed as of the record date for the dividend. As of the first business day in January of each year, the Deferred Stock Account will be credited with a number of shares of Common Stock equal to (i) the cash dividend equivalent amounts credited to that Account for the immediately preceding year divided by (ii) the average of the Fair Market Value of the Common Stock on each of the dates in the immediately preceding year on which dividends were paid.

     B. Vesting of Dividend Rights. The shares of Common Stock credited to the Deferred Stock Account as a result of the foregoing dividend rights will vest at the same time as the portion of the deferred stock award to which they are attributable vests.

V.   PAYMENT OF SHARES.

     The shares of Common Stock credited to a Participant's Deferred Stock Account shall, to the extent vested, be distributed within thirty (30) days following the Participant's termination of service as a member of the Corporation's Board of Directors. The distribution shall be in the form of shares of Common Stock issued under the Corporation's Long-Term Incentive Plan (the "Plan"). The Deferred Stock Account of each Participant shall be divided into a series of subaccounts, one for each calendar year for which such Participant defers all or part of his or her Annual Service Fees. The subaccount for each such designated calendar year shall be paid in the form of a single lump sum or in up to ten (10) annual installments, as the Participant may elect in his or her Deferral Election Form for that calendar year.

     Any shares that have not vested before a Participant's termination of service as a member of the Corporation's Board of Directors will be forfeited.

VI.  DEFINED TERMS.

     All capitalized terms in this Agreement, to the extent not expressly defined herein, shall have the meaning assigned to them in the Plan, this document or the Deferral Election Form.

VII. MISCELLANEOUS.

     This Program and the Deferred Stock Account evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan, this Program and the Deferral Election Form.